As filed with the Securities and Exchange Commission on March 16, 2015

Registration No. 333-198788

  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 9 TO FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TANTECH HOLDINGS LTD

(Exact Name of Registrant as Specified in Charter)

British Virgin Islands	2400	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

c/o Zhejiang Tantech Bamboo Technology Co., Ltd
No. 10 Cen Shan Road, Shuige Industrial Zone
Lishui City, Zhejiang Province 323000
People’s Republic of China
+86-578-226-2305

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(800) 624-0909

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Kaufman & Canoles, P.C. Two James Center, 14 th Floor 1021 East Cary Street Richmond, Virginia 23219 (804) 771-5700 — telephone (804) 771-5777 — facsimile	Gregg E. Jaclin, Esq. Szaferman Lakind Blumstein & Blader, PC 101 Grovers Mill Road Second Floor Lawrenceville, NJ 08648

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common shares, par value $0.001 per share	3,200,000	$6.00	$19,200,000	$2,475	(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Please note that, while this amount represents the sale of shares at the maximum aggregate price per share, the remainder of the registration statement assumes the sale of shares at the midpoint of the price range set forth therein.

(2)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 9 to Registration Statement on Form F-1 (File No. 333-198788) is to re-file Exhibit 99.2 to the Registration Statement as a waiver request letter from the company. No other changes have been made to the Registration Statement or the preliminary prospectus forming part thereof. Accordingly, Parts I and II of the Registration Statement have been omitted from this Amendment No. 9 to Registration Statement on Form F-1.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits.  The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

1.1(1)	Placement Agreement.
3.1(1)	Articles of Association of Tantech Holdings Ltd
3.2.1(1)	Memorandum of Association of Tantech Holdings Ltd
3.2.2(1)	First Amended and Restated Memorandum of Association of Tantech Holdings Ltd
4.1(1)	Specimen Common Share Certificate
5.1(1)	Form of opinion of Kaufman & Canoles, P.C., counsel of Tantech Holdings Ltd, as to the validity of the common shares.
8.1(1)	Opinion of Kaufman & Canoles, P.C., counsel of Tantech Holdings Ltd, as to tax matters.
10.1(1)	Translation of Employment Agreement with Zhengyu Wang
10.2(1)	Translation of Employment Agreement with Ningfang Liang
10.3(1)	Translation of Employment Agreement with Zaihua Chen
10.4(1)	Translation of Employment Agreement with Jianming Wu
10.5(1)	Translation of Employment Agreement with Qingsong Dong
10.6(1)	Summary Translation of Agreement with Hangzhou Sigma Trading Co., Ltd.
10.7(1)	Summary Translation of Agreement with Hangzhou Bai De Sheng Ou Ltd.
10.8(1)	Summary Translation of Agreement with Hangzhou Zaochuan Tech. Co., Ltd.
10.9(1)	Summary Translation of Agreement with Shanghai Hengguan New Materials Co.
10.10(1)	Summary Translation of Agreement with Lishui JiuAnJu Commercial Trade Co., LTD
10.11(1)	Summary Translation of Agreement with Tahe Xingzhongda Carbon Co.
10.12(1)	Summary Translation of Agreement with Zhejiang Longquan Zhixin Trading Co.
10.13(1)	Summary Translation of Agreement with Harbin Ding Xin Trading Co., Ltd.
10.14(1)	Summary Translation of Agreement with Zhejiang Hongwen Industrial Co., Ltd.
10.15(1)	Summary Translation of Agreement with Hangzhou Bai De Sheng Ou Ltd.
10.16(1)	Translation of Short Term Liquidity Loan Agreement between Bamboo Tech and Bank of China Ltd. Lishui Branch
10.17(1)	Translation of Mortgage Agreement between Bamboo Tech and Bank of China Ltd. Lishui Branch
10.18(1)	Translation of Long Term Loan Agreement between Bamboo Tech and Shanghai Pudong Development Bank Co., Ltd. Lishui Branch
10.19(1)	Translation of Mortgage Agreement between Bamboo Tech and Shanghai Pudong Development Bank Co., Ltd. Lishui Branch
10.20(1)	Summary translation of Agreement with Harbin Institute of Technology
10.21(1)	Escrow Agreement for IPO Funds
10.22(1)	Escrow Agreement for Indemnification Fund
10.23(1)	Form of Subscription Agreement
10.24(1)	Translation of Extension for Ningfang Liang Employment Agreement
21.1(1)	List of subsidiaries.
23.1(1)	Consent of Friedman LLP
23.2(1)	Consent of Kaufman & Canoles, P.C., counsel of Tantech Holdings Ltd (included in Exhibit 5.1).
23.3(1)	Consent of Deheng Law Offices
24.1(1)	Powers of attorney (included on signature page to the registration statement).
99.1(1)	Incentive Securities Plan
99.2(2)	Request for waiver from requirements of Form 20-F, Item 8.A.4. dated March 16, 2015

(1)	Previously filed.
(2)	Filed herewith.

(b) Financial Statement Schedules.  All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned on March 16, 2015.

TANTECH HOLDINGS LTD

By:	/s/ Zhengyu Wang
Name: Zhengyu Wang
Title: Chairman and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhengyu Wang and Ningfang Liang, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement or Amendment thereto on Form F-1.

Signature	Title	Date
/s/ Zhengyu Wang Zhengyu Wang	Chairman and Chief Executive Officer (Principal Executive Officer)	March 16, 2015

/s/ Ningfang Liang Ningfang Liang	Chief Financial Officer (Principal Financial and Accounting Officer) and Authorized Representative in the United States	March 16, 2015

* Yefang Zhang	Director	March 16, 2015

* Wencai Pan	Director	March 16, 2015

* Hongdao Qian	Director	March 16, 2015

* Shudong Wang	Director	March 16, 2015

*	By Zhengyu Wang, attorney in fact

EXHIBIT INDEX

1.1(1)	Placement Agreement.
3.1(1)	Articles of Association of Tantech Holdings Ltd
3.2.1(1)	Memorandum of Association of Tantech Holdings Ltd
3.2.2(1)	First Amended and Restated Memorandum of Association of Tantech Holdings Ltd
4.1(1)	Specimen Common Share Certificate
5.1(1)	Form of opinion of Kaufman & Canoles, P.C., counsel of Tantech Holdings Ltd, as to the validity of the common shares.
8.1(1)	Opinion of Kaufman & Canoles, P.C., counsel of Tantech Holdings Ltd, as to tax matters.
10.1(1)	Translation of Employment Agreement with Zhengyu Wang
10.2(1)	Translation of Employment Agreement with Ningfang Liang
10.3(1)	Translation of Employment Agreement with Zaihua Chen
10.4(1)	Translation of Employment Agreement with Jianming Wu
10.5(1)	Translation of Employment Agreement with Qingsong Dong
10.6(1)	Summary Translation of Agreement with Hangzhou Sigma Trading Co., Ltd.
10.7(1)	Summary Translation of Agreement with Hangzhou Bai De Sheng Ou Ltd.
10.8(1)	Summary Translation of Agreement with Hangzhou Zaochuan Tech. Co., Ltd.
10.9(1)	Summary Translation of Agreement with Shanghai Hengguan New Materials Co.
10.10(1)	Summary Translation of Agreement with Lishui JiuAnJu Commercial Trade Co., LTD
10.11(1)	Summary Translation of Agreement with Tahe Xingzhongda Carbon Co.
10.12(1)	Summary Translation of Agreement with Zhejiang Longquan Zhixin Trading Co.
10.13(1)	Summary Translation of Agreement with Harbin Ding Xin Trading Co., Ltd.
10.14(1)	Summary Translation of Agreement with Zhejiang Hongwen Industrial Co., Ltd.
10.15(1)	Summary Translation of Agreement with Hangzhou Bai De Sheng Ou Ltd.
10.16(1)	Translation of Short Term Liquidity Loan Agreement between Bamboo Tech and Bank of China Ltd. Lishui Branch
10.17(1)	Translation of Mortgage Agreement between Bamboo Tech and Bank of China Ltd. Lishui Branch
10.18(1)	Translation of Long Term Loan Agreement between Bamboo Tech and Shanghai Pudong Development Bank Co., Ltd. Lishui Branch
10.19(1)	Translation of Mortgage Agreement between Bamboo Tech and Shanghai Pudong Development Bank Co., Ltd. Lishui Branch
10.20(1)	Summary translation of Agreement with Harbin Institute of Technology
10.21(1)	Escrow Agreement for IPO Funds
10.22(1)	Escrow Agreement for Indemnification Fund
10.23(1)	Form of Subscription Agreement
10.24(1)	Translation of Extension for Ningfang Liang Employment Agreement
21.1(1)	List of subsidiaries.
23.1(1)	Consent of Friedman LLP
23.2(1)	Consent of Kaufman & Canoles, P.C., counsel of Tantech Holdings Ltd (included in Exhibit 5.1).
23.3(1)	Consent of Deheng Law Offices
24.1(1)	Powers of attorney (included on signature page to the registration statement).
99.1(1)	Incentive Securities Plan
99.2(2)	Request for waiver from requirements of Form 20-F, Item 8.A.4. dated March 16, 2015

(1)	Previously filed.
(2)	Filed herewith.